Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Investor Relations

(713) 849-9911

IR@flotekind.com

Flotek Industries Announces Presentation at Cowen and Company Ultimate

Energy Conference and Provides Operational Update

HOUSTON, December 3, 2014 /PRNewswire/ — Flotek Industries, Inc. (NYSE: FTK—News) will make a presentation at the Cowen and Company Ultimate Energy Conference in New York City on Wednesday, December 3, 2014. John Chisholm, Chairman, President and Chief Executive Officer of Flotek, will present to conference attendees beginning at 10:20am EDT.

The presentation will be webcast live and can be accessed from Flotek’s website, www.flotekind.com. The presentation slides will be available on the Flotek website coincident with the conference presentation.

Operational Update

While cognizant of recent volatility in commodity prices, Flotek remains focused on accelerating market penetration of its advanced oilfield completion chemistry. As a result of such acceleration, Flotek’s preliminary review of the first two months of the fourth quarter suggests revenue should exceed $80 million, a record for any 60-day period in the history of the Company. Those results include the traditional activity moderation associated with the Thanksgiving holiday.

“I am incredibly pleased with the performance of the Flotek team during the first two months of the fourth quarter, especially given the challenges presented by commodity prices and what is typically moderation ahead of the Thanksgiving holiday,” said John Chisholm, Chairman, President and Chief Executive Officer of Flotek. “While we understand the challenges ahead, we continue to work more diligently to secure new business, utilizing our exceptional team and our new FracMaxTM software to accelerate the growth of our Complex NanoFluid™ completion chemistries. Combined with our other product lines, we are on-track for another solid quarter in both revenue and profits. While holidays can also impact December results, we are off to a solid start for the last 31 days of the year.”

Flotek continues to see an increase in the number of validation projects utilizing Complex NanoFluid completion chemistries as well as adoption of the chemistries in key basins in North America. In addition, the Company has begun its recompletion validation project in the Bakken which, if successful, should serve as a prototype for unconventional recompletions using CnF® in other unconventional plays across North America. . “Each validation is another step in the process whereby field data confirms what FracMax shows: that the use of CnF chemistries serve to create significant value for its users and their shareholders,” added Chisholm.

“No company is completely sheltered from a sharp and sustained downturn in commodity prices and, as a result, oilfield activity,” added Chisholm. “However, Flotek, with its innovative suite of customized oilfield chemistries that optimize well performance through maximizing production, is relatively well insulated from more difficult commodity price environments,” added Chisholm. “Our ability to penetrate new markets – both domestic and international – combined with one of the least levered balance sheets in the industry provides Flotek with unparalleled opportunities in the current market environment as well as financial flexibility to consider a number of options – from share buybacks to strategic opportunities – to enhance shareholder value. This is precisely what we intend to do in the coming months.”

About Flotek Industries, Inc.

Flotek is a global developer and distributor of a portfolio of innovative oilfield technologies, including specialty chemicals and down-hole drilling and production equipment. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation.

Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.